Exhibit 21



                                  Subsidiaries
                                       of
                               NexGen Vision, Inc.



1.     Cobra  Vision,  Inc.,  a  Georgia  Corporation


2.     FB  Optical  Mfg.,  Inc.,  a  Florida  Corporation



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